EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350/ SECURITIES EXCHANGE ACT RULE 13a-14(b), AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES – OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K/A of Plus Therapeutics, Inc. for the year ended December 31, 2019 as filed with the Securities and Exchange Commission on April 29, 2020, (the “Report”), Marc H. Hedrick, as President & Chief Executive Officer of Plus Therapeutics, Inc., and Andrew Sims, as Chief Financial Officer of Plus Therapeutics, Inc., each hereby certifies, respectively, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934.
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Plus Therapeutics, Inc.

	By:	/s/ Marc H. Hedrick, MD
Dated: April 29, 2020		Marc H. Hedrick, MD
President & Chief Executive Officer

	By:	/s/ Andrew Sims
Dated: April 29, 2020		Andrew Sims
Chief Financial Officer